  Exhibit 10.1

Promissory Note

On this date of July 17, 2012, in return for valuable consideration received, the undersigned borrower jointly and severally promise to pay to John W. Roblin, the "Lender", the sum of $400,000.00, together with interest thereon at the rate of 9% per annum.

Terms of Repayment: This loan shall be repaid under the following terms: the earlier  the borrower receives the payment from Old Republic of $896,000 due October 31, 2012 or sooner.  All payments shall be first applied to interest and the balance to principal.

Borrower's Address - The Borrower shall provide to provide prompt written notice to the Lender of any change of address.

Prepayment - This Note may be prepaid in whole or in part at any time without premium or penalty. All prepayments shall first be applied to interest, and then to principal payments in the order of their maturity.

Default - In the event of default, the borrower agrees to pay all costs and expenses incurred by the Lender, including all reasonable attorney fees (including both hourly and contingent attorney fees as permitted by law) for the collection of this Note upon default, and including reasonable collection charges (including, where consistent with industry practices, a collection charge set as a percentage of the outstanding balance of this Note) should collection be referred to a collection agency.

Modification - No modification or waiver of any of the terms of this Agreement shall be allowed unless by written agreement signed by both parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

Transfer of the Note - The borrowers hereby waive any notice of the transfer of this Note by the Lender or by any subsequent holder of this Note, agree to remain bound by the terms of this Note subsequent to any transfer, and agree that the terms of this Note may be fully enforced by any subsequent holder of this Note.

Severability of Provisions - In the event that any portion of this Note is deemed unenforceable, all other provisions of this Note shall remain in full force and effect.

Choice of Law - All terms and conditions of this Note shall be interpreted under the laws of the State of New Jersey.

Signed Under Penalty of Perjury, this 17 day of July, 2012,

_______________________________________
Ann F. Massey

Chief Financial Officer

Cover-All Technologies Inc.